UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 19, 2007

Airbee Wireless, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50918	46-0500345
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9400 Key West Avenue, Rockville, Maryland		20850
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	301-517-1860

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Airbee Wireless, Inc. has received certification from the ZigBee Alliance for its ZNS 2006 protocol software stack. The certification comes as a result of independent third party testing by National Testing Services (NTS)which is authorized by the ZigBee Alliance to perform such testing. Airbee becomes the first company to receive certification of its software stack after that of the "golden units" designated products. The certification was performed on a Texas Instruments hardware platform and ensures interoperability with other ZigBee products. OEMs developing with the Airbee-ZNS protocol stack software can now be assured that their products are interoperable with other ZigBee certified platforms. Airbee received confirmation of the certification from the Alliance on January 19, 2007.

Also, the ZigBee Alliance has accepted Airbee Wireless as a golden unit for the upcoming ZigBee Pro version of the standard. This designation will be accomplished over the next few months as the ZigBee Pro standard becomes available and the required testing is completed.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Airbee Wireless, Inc.

January 26, 2007	By:	E. Eugene Sharer

Name: E. Eugene Sharer
Title: President and Chief Operating Officer

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Exhibit Index

Exhibit No.	Description

1	Airbee Wireless gains ZigBee 2006 Certification